GLJ Petroleum Consultants

Principal Officers:
Harry Jung, P. Eng.
President, C.E.O.
Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

Enterra Energy Trust
2600, 500 – 4th Avenue S.W.
Calgary, Alberta
T2P 2V6

Dear Sirs:

With respect to the Registration Statement (Form F-10) and related short form base shelf prospectus of Enterra Energy Trust dated November 8, 2005 for registration of up to $500,000,000 of its securities, we hereby consent to the use of and reference to our name and our report and the inclusion and incorporation by reference of information derived from our Report on Reserve Data dated March 9, 2005, to the board of directors of High Point Resources Inc.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

ORIGINALLY SIGNED BY

Terry L. Aarsby, P. Eng.
Vice-President

Calgary, Alberta
November 8, 2005